UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 24, 2004
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Page 1 of 4 Pages.
Exhibit Index Appears on Page 4

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 24, 2004, Chesapeake Corporation issued a press release announcing that its Board of Directors nominated Jeremy S.G. Fowden, Executive Board Member and Zone President Europe of Interbrew, SA, for election as a director of Chesapeake at the annual meeting of stockholders to be held on April 28, 2004.

The press release also announced that James E. Rogers, a member of the Board of Directors of the company, resigned as a director on February 24, 2004. Mr. Rogers' resignation as a director did not involve any disagreements with the company on any matter relating to the company's operations, policies or practices, and Mr. Rogers has not requested that any matter be disclosed.

The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1

Chesapeake Corporation press release, issued on February 24, 2004, announcing the nomination of Jeremy S.G. Fowden for election to the Board of Directors of the company and the resignation of James E. Rogers from the Board of Directors of the company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: February 25, 2004	BY:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Controller
(Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Chesapeake Corporation press release, issued on February 24, 2004, announcing the nomination of Jeremy S.G. Fowden for election to the Board of Directors of the company and the resignation of James E. Rogers from the Board of Directors of the company.

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